As filed with the Securities and Exchange Commission on November 9, 2007.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

NAVARRE CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-1704319 (I.R.S. Employer Identification No.)
7400 49th Avenue North
New Hope, Minnesota 55428
(Address of principal executive offices, including Zip Code)
NAVARRE CORPORATION 2004 STOCK PLAN
(Full title of the plan)

Ryan F. Urness, Esq.	Copy to:
General Counsel and Secretary
Navarre Corporation
7400 49th Avenue North
New Hope, Minnesota 55438
Telephone: (763) 535-8333
(Name, address and telephone number
including area code of agent for service)	Philip T. Colton Winthrop & Weinstine, P.A. 225 South Sixth Street Suite 3500 Minneapolis, Minnesota 55402 Telephone: (612) 604-6400
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum
Securities	Amount	Offering	Aggregate	Amount of
to be	to be	Price	Offering	Registration
Registered	Registered(1)	Per Share(2)	Price(2)	Fee(1)
Common Stock, no par value(1)	1,500,000 shares	$2.505	$3,757,500.00	$115.36

(1)	The number of shares being registered consists of 1,500,000 shares of the Registrant’s Common Stock which may be issued under the Navarre Corporation 2004 Stock Plan, as amended (the “Plan”), in addition to shares previously registered. In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan and any additional securities which may become issuable pursuant to anti-dilution provisions of the Plan.

(2)	The proposed maximum offering price is estimated in accordance with Rule 457 under the Securities Act of 1933 solely for the purpose of calculating the registration fee and is based on the average of the high and low prices of the Registrant’s Common Stock as of November 8, 2007, as reported on The NASDAQ Global Market.

STATEMENT OF INCORPORATION
     Pursuant to Instruction E of the General Instructions to Form S-8, the contents of Registration Statements on Form S-8 for the Navarre Corporation 2004 Stock Plan, as amended, filed with the Securities and Exchange Commission on September 24, 2004 (File No. 333-119260) and on February 22, 2006 (File No. 333-131986) are hereby incorporated by reference, and the information required by Part II is omitted, except for Items 3 and 5, which have been updated.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the Securities and Exchange Commission (the “SEC”) are incorporated herein by reference:
a)	the Registrant’s latest Annual Report on Form 10-K for the fiscal year ended March 31, 2007 (filed with the SEC on June 14, 2007);

b)	the Registrant’s Quarterly Reports on Form 10-Q for the period ended June 30, 2007 (filed with the SEC on August 10, 2007); and for the period ended September 30, 2007 (filed with the SEC on November 9, 2007);

c)	the Registrant’s Current Reports on Forms 8-K (filed with the SEC on April 4, 2007; May 14, 2007; May 31, 2007; July 12, 2007 and August 13, 2007); but in each case excluding all information that is “furnished” and not “filed” therewith; and

d)	the description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A (filed with the SEC on August 21, 1986 (File No. 0-22982)), pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
     All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.
Item 5. Interests of Named Experts and Counsel.
     Linda Alsid Ruehle, Assistant General Counsel, who has passed upon the legality of the securities offered hereby, is eligible for participation in the Navarre Corporation 2004 Stock Plan.
Item 8. Exhibits.
     The exhibits to this Registration Statement on Form S-8 are described in the Exhibit Index below.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Hope, State of Minnesota on November 9, 2007.

NAVARRE CORPORATION
By:	/s/ J. Reid Porter
	Name:	J. Reid Porter
Its: Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes J. Reid Porter and Ryan F. Urness, jointly and severally, his attorney-in-fact, with full power of substitution for him and in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Cary L. Deacon Cary L. Deacon	President and Chief Executive Officer and Director (principal executive officer)	November 9, 2007

/s/ J. Reid Porter J. Reid Porter	Chief Financial Officer (principal financial and accounting officer)	November 9, 2007

/s/ Eric L. Paulson Eric L. Paulson	Director	November 9, 2007

/s/ Timothy R. Gentz Timothy R. Gentz	Director	November 9, 2007

/s/ James G. Sippl James G. Sippl	Director	November 9, 2007

/s/ Michael L. Snow Michael L. Snow	Director	November 9, 2007

/s/ Tom F. Weyl Tom F. Weyl	Director	November 9, 2007

/s/ Deborah L. Hopp Deborah L. Hopp	Director	November 9, 2007

/s/ Keith A. Benson Keith A. Benson	Director	November 9, 2007

/s/ Richard Gary St. Marie Richard Gary St. Marie	Director	November 9, 2007

Exhibit Index

Exhibit No.	Description

4
Navarre Corporation Amended and Restated 2004 Stock Plan, as amended September 13, 2007 (but only as to the number of shares available for issuance), (incorporated by reference to Exhibit 4 to Company’s Registration Statement on Form S-8 (File No. 333-131986) filed on February 22, 2006).

5*	Opinion of Linda Alsid Ruehle, Assistant General Counsel.

23.1*	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Linda Alsid Ruehle, Assistant General Counsel (included in Exhibit 5).

24*	Powers of Attorney (included as part of signature page).

*	Filed herewith